Exhibit 99.2

LNR PROPERTY CORPORATION

U.S. BANK TRUST NATIONAL ASSOCIATION

Trustee

First Supplemental Indenture

Dated as of January 14, 2005

7.25% Senior Subordinated Notes Due 2013

Supplement to Indenture of LNR Property Corporation

dated as of October 29, 2003

FIRST SUPPLEMENTAL INDENTURE, dated as of January 14, 2005, between LNR PROPERTY CORPORATION, a Delaware corporation (the “Company”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”). Capitalized terms used but not defined in this First Supplemental Indenture have the meanings ascribed to them in the Original Indenture (as defined below).

RECITALS

WHEREAS, the Company executed and delivered an Indenture (the “Original Indenture”), dated as of October 29, 2003 , to the Trustee relating to an issue of the Company’s 7.25% Senior Subordinated Notes Due 2013 (the “Notes”);

WHEREAS, on August 29, 2004 the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Riley Property Holdings LLC, a Delaware limited liability company (“Riley Holdings”), and Riley Acquisition Sub Corp., a Delaware corporation and a wholly owned subsidiary of Riley Holdings (“Riley Acquisition”), pursuant to which Riley Acquisition will merge with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger;

WHEREAS, the Company made an offer (the “Tender Offer”) to purchase for cash any and all of the Notes which were issued under the Original Indenture and, as part of the Tender Offer, the Company solicited consents from holders of the Notes to amend the terms of the Original Indenture;

WHEREAS, the holders of a majority in aggregate principal amount of the Notes which were outstanding on January 14, 2005 consented to the execution and delivery of this First Supplemental Indenture, and all other actions required to be taken under the Original Indenture with respect to this First Supplemental Indenture have been taken; and

WHEREAS, in accordance with the requirements of Article IX of the Original Indenture, the Company intends by this First Supplemental Indenture to amend the Original Indenture;

NOW, THEREFORE, the Company and the Trustee hereby agree, for the equal and proportionate benefit of the Holders of the Notes, as follows:

ARTICLE ONE

AMENDMENTS TO ORIGINAL INDENTURE

SECTION 1.01 Subject to Section 2.01 of this First Supplemental Indenture, the following Sections or subsections of Article 4 of the Original Indenture are deleted in their entirety:

Section 4.3 Corporate Existence.

Section 4.4 Payment of Taxes and Other Claims.

Section 4.5 Maintenance of Properties and Insurance.

Subsection (b) of Section 4.6. Compliance Certificate; Notice of Default.

Section 4.8. Commission Reports.

Section 4.9. Waiver of Stay, Extension or Usury Laws.

Section 4.10. Limitation on Restricted Payments.

Section 4.11. Limitation on Transactions with Affiliates.

Section 4.12. Limitation on Incurrence of Additional Indebtedness.

Section 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

Section 4.15. Limitation on Preferred Stock of Subsidiaries.

Section 4.16. Limitation on Liens and Guarantees.

Section 4.17. Conduct of Business.

Section 4.18. Prohibition on Incurrence of Senior Subordinated Debt.

SECTION 1.02 Subject to Section 2.01 of this First Supplemental Indenture, the following Section of Article 5 of the Original Indenture is deleted in its entirety:

Section 5.1. Merger, Consolidation and Sale of Assets.

SECTION 1.03 Subject to Section 2.01 of this First Supplemental Indenture, the following subsections of Section 6.1 of the Original Indenture are deleted in their entirety:

Subsections (iii) through (vii) of Section 6.1. Events of Default.

SECTION 1.04 Section (14) of the form of Note, which is Exhibit A to the Original Indenture, will be deemed amended to delete all references to covenants that are deleted by Sections 1.01 and 1.02 of this First Supplemental Indenture. The Company may cause the form of Note used after the day when the amendments contained in this Article One become operative to be modified to reflect the deletion of those references, and may offer holders the right to exchange Notes that have not been modified for Notes that have been modified. However, the Company will not be required to modify the form of the Notes, and the modification to the Notes made by this Section will be effective with regard to all Notes, regardless of whether the form of the Notes, or of particular Notes, has been modified.

ARTICLE TWO

OPERATIVE AND EFFECTIVE DATES OF AMENDMENTS

SECTION 2.01 The amendments contained in Article One will not become operative until 9:00 a.m. New York City time on the day when the Company (a) accepts (or has previously accepted) for payment all Notes that have been properly tendered and not validly withdrawn, and

(b) deposits (or has previously deposited) with U.S. Bank Trust National Association, as Depositary with regard to the Tender Offer, sufficient funds for the purchase of all the Notes that have been properly tendered and not validly withdrawn. When the amendments become operative, they will be effective from the day set forth below when this First Supplemental Indenture is executed. If the Company does not accept the Notes which are properly tendered in response to the Tender Offer and not withdrawn, or fails to deposit sufficient funds for the purchase of all the Notes that have been properly tendered and not withdrawn, within 30 days after the day on which the Tender Offer expires with regard to the Notes (taking account of all extensions of the expiration date), immediately following the end of that 30 day period, this First Supplemental Indenture will be void.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 3.01 This First Supplemental Indenture is a supplement to, and modification of, the Original Indenture, and the Original Indenture, as supplemented and modified by this First Supplemental Indenture, is in all respects ratified and confirmed. The Original Indenture, as so supplemented and modified, constitutes one instrument.

SECTION 3.02 All of the covenants, promises, stipulations and agreements of the Company contained in this First Supplemental Indenture, and in the Original Indenture as supplemented and modified by this First Supplemental Indenture, will bind the Company and its successors and assigns and will inure to the benefit of the Trustee and its successors and assigns.

SECTION 3.03 The Company will execute and deliver any documents or agreements, and take any other actions, at its own cost and expense, which the Trustee or its counsel may from time to time request in order to assure the Trustee of the benefits of the rights granted to the Trustee under this First Supplemental Indenture.

SECTION 3.04 The Trustee will not be responsible in any manner for the validity or sufficiency of this First Supplemental Indenture or the due execution of this First Supplemental Indenture by the Company. The recitals of fact contained in this First Supplemental Indenture are statements solely of the Company, and the Trustee assumes no responsibility for the correctness of them.

SECTION 3.05 This First Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any principles of conflicts of law that would apply the laws of another jurisdiction.

SECTION 3.06 This First Supplemental Indenture may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, but all of which together will constitute one and the same instrument.

SECTION 3.07 If any provision of this First Supplemental Indenture is held to be invalid, illegal or unenforceable, that will in no way affect the validity, legality or enforceability of, or otherwise impair, any other provision of this First Supplemental Indenture, it being intended that the provisions of this First Supplemental Indenture will be effective and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed and delivered as of the date stated on the first page.

LNR PROPERTY CORPORATION

By:	/s/ SHELLY RUBIN
Name:	Shelly Rubin
Title:	Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:	/s/ BEVERLY A. FREENY
Name:	Beverly A. Freeny
Title:	Vice President